UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 02, 2007 (Date of earliest event reported)
Vicor Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18277 (Commission File Number)	04-2742817 (IRS Employer Identification Number)

25 Frontage Road, Andover, Massachusetts (Address of principal executive offices)		01810 (Zip Code)
(978) 470-2900 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 8, 2007, Vicor Corporation (the "Company") filed with the Securities and Exchange Commission a Form 12b-25 relating to an extension of the time to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. It also issued a press release announcing the need for an extension. In the Form 12b-25 and the press release, the Company said that certain financial information for a related party has been recently received, but the Company needs to complete its review of this information in order to record appropriate adjustments for the equity method of accounting in order to file the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. In addition, the Company is performing additional valuation analyses to determine if any further adjustment in its investment is required due to other than temporary declines in value.

The full text of that press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information furnished under this Item 2.02, including the Exhibit attached hereto, shall not be deemed "filed" for any purpose, including for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 2, 2007, the Nasdaq Listing Qualifications Panel of The NASDAQ Stock Market LLC ("NASDAQ") issued its decision to give the Company until January 31, 2008 to file its past due Form 10-Q for the quarter ended June 30, 2007 and regain compliance with NASDAQ's listing requirements. The Company's shares will continue to be listed on the NASDAQ during this period. The announcement of the Company's receipt of this decision from NASDAQ is also included in the press release noted in Item 2.02 above.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Vicor Corporation dated November 08, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 08, 2007	VICOR CORPORATION By: /s/ Mark A. Glazer Mark A. Glazer Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Vicor Corporation dated November 08, 2007